INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant  February 13, 2001    [X]
Filed by a Party other than the Registrant    [_]
Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                                   Texaco Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0_11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No.:

       (3)    Filing Party:

       (4)    Date Filed:

     Except for the historical and present factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

     Chevron has filed a Registration Statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus regarding the proposed merger transaction. Investors are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive joint proxy statement/prospectus will be sent to the stockholders of Chevron and Texaco seeking their approval of the proposed transaction. In addition, you may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105, Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

     Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2000 annual meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in the proxy statement for Texaco's 2000 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus when it becomes available.

                                      * * *

To All Texaco Employees from Glenn Tilton
-----------------------------------------

February 12, 2001


Dear Fellow Employees:

Our integration planning for the merger with Chevron is continuing at a rapid pace, and you have been receiving regular updates about our progress from Pat Lynch. However, I wanted to communicate with you directly on the announcement we are making today on the selection of the leadership team for ChevronTexaco.

Attached to this letter is a news release, which includes the names of those selected to be part of this first tier of leaders for ChevronTexaco. Also attached is additional information to address questions you may have. In addition, the web link noted on the release will take you to biographical information on this leadership team and a description of the planned organizational structure.

As you will note in the news release, I will serve as Vice Chairman for ChevronTexaco along with Dick Matzke, who is currently Chevron's Vice Chairman. Together with Chevron Chairman and CEO David O'Reilly we will comprise a newly created "Office of the Chairman." I am looking forward to serving in this role. In the interim, I will work closely with David O'Reilly, Chevron Vice President and CFO John Watson and Pat Lynch to ensure that the best interests of Texaco's employees are well represented in the transition process while continuing to address the regulatory issues associated with our U.S. downstream assets.

We are placing our utmost confidence in these executives to quickly and effectively carry out our integration and achieve our synergy goals, to deliver the operating and financial results our proposed new company is designed to achieve, and to take advantage of the exceptional opportunities that await the new company.

The people who will lead ChevronTexaco were selected with great care, using criteria covering skills, experience, performance and behavior. Our process was designed to be flexible to meet business needs, to be fair, equitable and timely, to value diversity and to help us build a strong, committed team. The new leaders embody the values found in what we will call "The ChevronTexaco Way," and what is familiar to you as our Vision and Values. All of the individuals selected have a strong record of achieving business results, are known for superior performance and for holding themselves and their organizations accountable. They have demonstrated that they can lead their teams and build an inclusive and collaborative organization.

Although we have made significant progress with the transition, we still have a lot of work to do in assembling the entire team for the new company. I look forward to seeing many Texaco employees included as the rest of the new organization is filled out. In order for ChevronTexaco to succeed, we will need many thousands of skilled and dedicated employees from Texaco, Chevron and Caltex. The selection processes and criteria we will use are rigorous, fair and inclusive.

Where there is no overlap, most positions will not be open and incumbents from Chevron, Texaco or Caltex will remain in their current jobs. Where there is overlap of business activities, generally positions will be open to candidates from each company. Positions will be filled according to corporate-wide selection guidelines. Positions that are opened for selection as a result of the merger will be truly open, and all candidates will be considered fairly, regardless of their company affiliation. Additional information on the selection process will be provided in the coming days.

While today's announcement demonstrates that we are making good progress with the merger, I ask that you keep in mind that it does not have any substantive impact on our business and strategic objectives.

Texaco has just enjoyed a record year of earnings, due in large part to your exceptional efforts. Each of you plays an important role in our company, and it is only through your continued focus and superior performance that we can achieve our financial and operational goals for this year and provide the best platform for launching ChevronTexaco. It remains vitally important that we concentrate our attention and energy on our shared objectives of creating shareholder value and operating with the utmost concern for safety and the environment.

Although the new leaders announced today will become involved in the transition and selection processes, they will remain in their current assignments. Only when the merger is completed will they assume their new responsibilities.

Finally, as we have noted in the past, until the merger is complete Texaco and Chevron remain competitors, and contact with Chevron must be limited to normal business dealings and authorized merger integration activities.

I want to thank you for the efforts you have put forth over the past year, and encourage you to continue this positive momentum going forward. Through Pat Lynch and the transition team we will continue to update you on progress and new developments.

[GLENN]

For employees with Internet access, the press release, organization chart and Q&A's are posted on our Merger Information site:

[Texaco Intranet hyperlink appears here]

Press Release and Q&A's follow:
----------------------------------


                   CHEVRON AND TEXACO ANNOUNCE LEADERSHIP TEAM
                   -------------------------------------------
           AND ORGANIZATION STRUCTURE FOR PROPOSED POST-MERGER COMPANY
           -----------------------------------------------------------

FOR  IMMEDIATE  RELEASE:   MONDAY, FEBRUARY 12, 2001.
-----------------------------------------------------

          WHITE PLAINS, N.Y. & SAN FRANCISCO, CALIF., Feb. 12 - Chevron Corp. and Texaco Inc. today announced the appointments of senior executives to lead the new ChevronTexaco Corporation after the proposed merger closes. The announcement also provides details about the new company's proposed organization structure.
          As announced last October 16, Chevron Chairman and CEO Dave O'Reilly will have the same role in ChevronTexaco. Chevron Vice Chairman Richard Matzke and Texaco Inc. Chairman and CEO Glenn Tilton will each hold the title of Vice Chairman. The three executives will form a newly created Office of the Chairman, which will have oversight of the operations of the new company.

          "The new organization is designed to achieve superior, long-term financial performance for our shareholders," O'Reilly said. "ChevronTexaco will be structured to capture quickly the $1.2 billion in synergies we envisioned when we announced our merger, and to build long-term success.
          "The people selected to lead the company have distinguished themselves in the way they consistently achieve strong business results. All of them have records of performance and accountability - both for themselves, and for the people and organizations they lead," O'Reilly continued.
          Commenting on the new leadership team, Tilton said "ChevronTexaco's path to success is clear. We have every confidence in the ability of these executives to quickly and effectively carry out our integration and achieve our synergy goals, to deliver the operating and financial results our proposed new company is designed to achieve, and to take advantage of the exceptional opportunities that await the new ChevronTexaco."

Corporate
---------
          Three corporate Executive Vice Presidents will report to the Office of the Chairman:

         o Downstream - Patricia Woertz, currently Vice President, Chevron Corp., and President, Chevron Products Co., will lead ChevronTexaco's global downstream businesses;

         o Power, Chemicals and Technology - Darry Callahan, currently Executive Vice President, Chevron Corp., will retain his responsibilities for technology, chemical additives and coal, plus power and gasification. Callahan will also have responsibility for the company's interests in the Chevron Phillips Chemical Company joint venture, Dynegy, Inc., and the Sasol/Chevron Gas-to-Liquids joint venture;

         o Administrative and Corporate Services -- Greg Matiuk, currently Vice President, Human Resources, Chevron Corp., will be charged in his new role with enabling significant synergies while maintaining a high level of corporate support for the company's global businesses.

         Other key corporate posts will be held by:

         o Finance - Vice President and Chief Financial Officer John Watson, currently Chevron Corp. Finance Vice President and CFO. Corporate officers reporting to Watson will be Dave Krattebol, Vice President and Treasurer; Steve Crowe, Vice President and Comptroller; and Bruce Marsh, General Tax Counsel, all of whom currently hold the same positions in Chevron.

         o Human Resources -- Vice President Janet Stoner, currently Texaco Inc. Vice President, Human Resources;

         o Strategic Planning -- Vice President Patricia Yarrington, currently Chevron Corp. Vice President, Strategic Planning;

         o Health, Environment and Safety -- Vice President Warner Williams, currently on special assignment with Chevron handling merger integration planning for upstream;

         o Law -- Vice President and General Counsel Harvey Hinman, currently Chevron Corp. Vice President and General Counsel. Reporting to Hinman will be Corporate Secretary Lydia Beebe, currently in the same position for Chevron; and,

         o Public Affairs -- Vice President Rosemary Moore, currently Texaco Inc. Vice President of Corporate Communications and Government Affairs.

         For the company's businesses, the new organization relies mainly on decentralized operating companies segmented by business and geography, with "strategic business units" managing relevant operations.

         Upstream
         --------
         Two upstream companies reporting to Matzke will be charged with improving profitability, efficiently managing the new company's significantly larger resource base, and sustaining long-term competitiveness:

         o Overseas Petroleum - Peter Robertson, currently Chevron Corp. Vice President and President of Chevron Overseas Petroleum, will retain those responsibilities in the new company. Overseas Petroleum, to be headquartered in San Ramon, Calif., will manage all of ChevronTexaco's exploration and production activities (outside of North America) in some 30 countries around the world.

         Overseas Petroleum will have 10 business units, each headed by a managing director, plus a general manager for exploration. They are:

              o Overseas Exploration -- Bobby Ryan, currently Vice President for Special Projects in Texaco's Office of the Chairman;

              o Australasia - Rhonda Zygocki, currently Advisor to the Chairman of the Board, Chevron Corp.;

              o    China - Sam  Snyder, currently President and  Managing
                   Director of Texaco   China  B.V.;

              o Eurasia - Guy Hollingsworth, currently in the same role for Chevron Overseas Petroleum;

              o Europe - John McDonald, currently North Sea Managing Director for Texaco;

              o Indonesia - Humayunbosha, currently Sr. Vice President and Deputy Managing Director, Caltex Pacific Indonesia; and Bob Galbraith, continuing with the same responsibilities as Managing Director and Senior Vice President, Sumatra, Caltex Pacific Indonesia (and formerly with Texaco);

              o Latin America - Ali Moshiri, currently General Manager and Advisor to the Vice Chairman, Upstream, at Chevron Corp.;

              o    Middle  East / North  Africa - (To be  announced)

              o Nigeria / Mid-Africa - Ray Wilcox, currently Managing Director, Nigeria, for Chevron Overseas Petroleum;

              o Southern Africa - John Gass, currently General Manager, Operations, Southern Africa Business Unit, for Chevron Overseas Petroleum; and,

              o Thailand - Jay Pryor, currently in the same role for Chevron Overseas Petroleum.

         o North America Upstream - George Kirkland, currently Chevron Corp. Vice President and President of Chevron U.S.A. Production Company, will retain those responsibilities in

              ChevronTexaco. North America, to be headquartered in Houston, Texas, will consist of seven business units, each headed by a vice president, plus a general manager for exploration. They are:

              o San Joaquin Valley - Gary Luquette, currently in the same role for Chevron Production Co.;

              o Gulf of Mexico Shelf - Doug Lanier, currently in the same role for Chevron Production Co.;

              o Permian - Alan Kleier, currently Vice President of Texaco Exploration and Production's Central U.S. Business Unit;

              o   Gulf of Mexico Deep Water - (To Be Announced);

              o Mid Continent - Melody Meyer, currently Manager, Business Development and Planning for Chevron Production Co.;

              o   Canada - Jim Simpson, currently in the same role for Chevron;

              o Alaska - Robert Howard, currently a Vice President for Chevron Production Co.; and,

              o Exploration - Paul Siegele, currently Regional Manager for Texaco Worldwide Exploration and Production.

         Also reporting to Matzke as Advisor to the Vice Chairman will be David Roberts, currently Director, Worldwide Upstream Strategic Management, for Texaco; and General Manager of Exploration Tom Schull, currently Vice President, Planning, Evaluation and Business Development, Chevron Overseas Petroleum.

         Downstream
         ----------
         The worldwide downstream organization reporting to Woertz will be segmented geographically into four operating companies for major refining and marketing operations, each headed by a president, plus a pipeline company. The refining and marketing organizations - North America, Asia/Middle East/Africa, Europe/West Africa, and Latin America - will have the scale and scope to create and share best practices within and across operating companies, will have a critical mass of competencies in each geographic area, and will share services at the lowest possible cost. These businesses will be headed by:

              o North America Products - Dave Reeves, currently Vice President, Marketing, Chevron Products Co.;

              o Asia / Middle East / Africa Products - Jock McKenzie, currently Chairman and CEO, Caltex Corp.;

              o Europe / West Africa Products - Jim Hawn, currently Regional Vice President of Texaco International Marketing and Manufacturing for the U.K. and Ireland Region, and Managing Director, Marketing and Manufacturing, Texaco Ltd.;

              o Latin America Products - Carey McHugh, currently Vice President, Southern Cone Region of South America for Texaco International Marketing and Manufacturing Operations;

              o Pipeline - Jeet Bindra, currently in the same role for Chevron Pipeline Co.

         Downstream will also operate several global businesses designed to quickly and efficiently integrate the global product lines of Chevron, Texaco and Caltex (now a 65-year, 50/50 joint venture between Chevron and Texaco). Operating in a combination of developed, emerging and growth markets, these businesses will build on the strong brand presence and varied global consumer marketing experience of the three pre-merger companies. These businesses will be headed by:

              o Lubricants - Shariq Yosufzai, currently President Lubricants-Caltex Corporation;

              o Trading - Bob Parkey, Jr., currently Senior Vice President, Marketing and Trading, Texaco Natural Gas-NA;

              o Shipping - Tom Moore, currently in the same role for Chevron Shipping Co.;

              o Fuel and Marine Marketing - Mike Bandy, currently President of Fuel and Marine Marketing LLC, a Texaco and Chevron joint venture (and formerly with Texaco); and,

              o   Aviation - (to be announced)

         Power, Chemicals and Technology
         -------------------------------
         The  organization reporting to Callahan includes diversified businesses
         and  the   ChevronTexaco   technology   functions.

              o Power and Gasification - Jim Houck, currently President of Texaco Power and Gasification;

              o The Pittsburg & Midway Coal Mining Co. - Steve Parker will continue as President;

              o Oronite Additives - Ron Kiskis will continue in the same role he now holds with Chevron Oronite Additives;

              o Technology - Don Paul, currently Vice President, Technology and Environmental Affairs, Chevron Corp., and President, Chevron Technology Ventures, will become ChevronTexaco Vice President, Technology, and Chief Technology Officer.

         o The merger is conditioned, among other things, on shareholder approval for both companies, pooling accounting treatment for the merger and regulatory approvals of government agencies including the U.S. Federal Trade Commission.

                                      -xxx-

Private Securities Litigation Reform Act Safe Harbor Statement
Except for the historical and present factual information contained herein, the matters set forth in the materials above, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC. Chevron and Texaco disclaim any responsibility to update these forward-looking statements.

A complete high-level organization chart for the proposed ChevronTexaco Corp., along with the names and backgrounds of additional newly appointed executives, can be found at:

[Texaco Internet hyperlink appears here]



                               QUESTIONS & ANSWERS
                               -------------------
                  Regarding February 12 Leadership Announcement
                                For ChevronTexaco

1. Why are you releasing names of new leaders now when it might take months for the merger to be approved?
     We believe that in order to continue progress with the transition, it is important that we identify the new company leadership and begin to involve these executives in the planning process. The FTC review process does not preclude us from making these selections.

2. What happened to the position that Peter Bijur was going to hold in the new company?
     Texaco's new Chairman and CEO Glenn Tilton will become a Vice Chairman in the new company, and will join Dave O'Reilly and Dick Matzke in what will become the "Office of the Chairman."

3.   What is the role of the "Office of the Chairman?"
     The Office of the Chairman, comprising the three principal officers of the proposed new company, will guide the overall management of the organization. The designation conveys that the three will work together as a team. This is particularly important as the new company works to integrate three pre-merger organizations - from assets, to operations, to people and cultures. Dave O'Reilly, Dick Matzke and Glenn Tilton will work together in this regard.

4. What is the breakdown of Chevron leaders versus Texaco leaders? Caltex? This leadership announcement, as with all future leadership and employee selections, includes people from a number organizations, including Chevron, Texaco, Caltex, Fuel & Marine Marketing LLC (FAMM) and Caltex Petroleum Indonesia (CPI). The objective is to have the best people possible working for the new company. Not incidentally, some people who were considered for positions in the new company have advised that they have decided to pursue other opportunities for personal reasons.

     It's important to point out that the new company will be decentralized, with both authority and accountability at the SBU level. Personnel selection for the new organization will be handled at an increasingly local level as each broader selection phase takes place. Where the new organization involves Texaco or Caltex businesses that don't overlap with Chevron's businesses or locations, we would expect to have many or most of the jobs filled with Texaco or Caltex people, and vice versa. Where there is overlap, selection processes will be handled locally by teams that include leaders from the companies involved -- Chevron, Texaco or Caltex - with support from Human Resources. Jobs that are opened for selection as a result of the merger will be truly open, and all candidates will be considered, regardless of their company affiliation.

5. Since the ownership split of the new company is approximately 60/40, should we expect to see a similar proportional split among leaders and other employees from the two companies?
     No. This leadership announcement, as with all future leadership and employee selections, includes people from a number of companies, including Chevron, Texaco, Caltex, Fuel & Marine Marketing LLC (FAMM) and Caltex Petroleum Indonesia (CPI). The important objective is to have the best people possible working for the new company, regardless of which company they currently work for. At the same time, some people who were considered for positions in the new company have advised that they have decided to pursue other opportunities for personal reasons.

     The selection process is far from finished and it is impossible to predict where all the new organization's managers, supervisors and other employees will come from.

6. What criteria were used to select the proposed leaders? Who made the decisions about the people chosen?
     Final decisions were made by Dave O'Reilly, based on recommendations from Chevron, Texaco and Caltex, and careful screening interviews. Several factors were considered including skills, experience, performance, and behaviors. The process was designed to value diversity, meet business needs, be fair and timely, and to help us build a strong, committed team. The new leaders embody the values found in what will become The ChevronTexaco Way: they all have a strong record of achieving business results, are known for superior performance and for holding themselves and their organizations accountable. They have demonstrated that they can lead their teams and build an inclusive and collaborative organization.

7. What will happen to those current leaders not chosen for this tier of leadership?
     Current leaders who were not selected for or declined positions in the new company will still be responsible for running the business and working through the transition. Some may also be considered for the next round of appointments. Of course, appointments in the new company are contingent on the successful close of the merger.

8. Will the new leaders remain in their current jobs until the merger is completed? If not, what will they be doing?
     Although the new leaders announced today will become involved in the transition and selection processes, they will remain in their current assignments. Only when the merger is completed will they assume their new responsibilities. Chevron and Texaco remain separate, competing companies until the merger is completed. That won't take place until the U. S. Federal Trade Commission and shareholders from both companies approve the merger.

9. When will the proposed leaders begin putting their organizations together, including people and locations? And when will that information be shared with employees?
     We will use a cascading process. Now that we have announced the executive positions, the next level of management selections will be next, followed by all other positions in the new company. The timing of additional selections will be driven by the merger completion date. This means that most job decisions won't take place for some time. Our intent is for all employees to know their status as soon as possible after completion of the merger.

10. Will there be a posting process for the next tier of leadership? There are no plans to post job opportunities for the next tier of leadership positions.

11.  At what point will posting be part of the selection process?
     Selection guidelines and criteria will be communicated to employees within the next several days and will be used company wide once the merger is closed. Given the timing and objective of having employees know their status as soon as possible following completion of the merger, posting of open jobs will be used rarely.

12. Chevron currently operates within The Chevron Way. Texaco has Visions and Values, and so does Caltex. Is there a process underway to combine each of these?
     Yes. In fact, The Chevron Way and Caltex and Texaco's Visions and Values will become The ChevronTexaco Way once the new company is operational. The People Integration Team has begun work on The ChevronTexaco Way, and it will be discussed during an upcoming meeting of the newly announced ChevronTexaco leadership. Further information will be communicated after the merger closes.

13. In those areas where there is clearly overlap in operations and personnel, how and when will the selection process begin and proceed?
     In areas of overlapping activity and geography, jobs will generally be open for selection. Decisions about what jobs will be open will be made by local management consistent with selection guidelines that have been developed. We will rely on diverse teams -- established by local management -- to make selections. Human Resources representatives will be involved throughout the process. The selection guidelines will be the same throughout the new company and will consider job experience, employee data and performance information. To fill open positions as quickly as possible, the selection process will be cascaded through the organization. In this process, executive positions are filled first, followed by selection of management personnel. The executives chosen first will participate in the management selections. Once those selections are made, that management will participate in the next level of selections until all positions are filled in the new organization.

     Another round of appointments will take place as soon as possible, and will include the next level of management positions in the new company. Staffing beyond this point will likely not begin until after FTC approval.

     It's important to point out that we will not be opening all jobs. Where there is little or no functional or geographic overlap between the pre-merger companies, those current organizations -- and the people who hold the jobs in those organizations -- may change very little.

14. Will employees who are not selected have an opportunity to use redeployment and outplacement services?
     Employees whose jobs are eliminated as a result of the merger will be eligible for certain benefits and services, the details of which will be provided as soon as possible.